As filed with the Securities and Exchange Commission on November 2, 2009
Registration No. 333-161795_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forex International Trading Corp.

  (Name of small business issuer in its charter)

Nevada	6289	27-0603137
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Forex International Trading Corp.

1618 N. Fairfax Avenue

Los Angeles, California 90046

 (Address, including zip code, and telephone number, of registrant's principal executive offices and principal place of business)

Moshe J. Schnapp, CEO
Forex International Trading Corp.
1618 N. Fairfax Avenue
Los Angeles, California 90046
Telephone: 323-822-1750
Facsimile: 323-822-1784
 (Name, address, including zip code, and telephone number for agent for service)

Copies to:
Stephen M. Fleming
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
Telephone: (516) 833-5034
Fax: (516) 977-1209

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement

If any of the securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box :[x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

i

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of Common Stock, $.00001 par value per share, to be sold by the company	20,000,000	$0.01	$200,000	$11.16

(1)	Includes shares of our common stock, par value $.00001 per share, which may be offered pursuant to this registration statement.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED   October 22, 2009

PROSPECTUS

Forex International Trading Corp.

Up to 20,000,000 Shares of Common Stock at $0.01 per Share

We are a development stage company and have generated limited revenue to date.  The prospectus relates to the sale by us of up to 20,000,000 shares of common stock.  This is our initial public offering.  Upon the effectiveness of this prospectus we may offer to sell shares of our common stock being offered in this prospectus at a purchase price of $0.01 per share.  We may receive up to $200,000 in gross proceeds from the sale of shares of our common stock by us in the offering.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $10,000 (5% of the offering) or $20,000 (10% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.

Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with Financial Industry Regulatory Authority Inc. for our common stock to be eligible for trading on the OTC Bulletin Board.  There is no guarantee that we will be successful in trading on the OTCBB.

We are offering the shares directly to the public through our sole officer and Director, without payment of commissions or any other form of remuneration.  Proceeds to our company have been computed before deductions of offering expenses, printing, legal, accounting, transfer agent, and other fees.  Such expenses are estimated at $32,000.  The net offering proceeds are thus estimated at $168,000 upon sale of the maximum offering.  However, there is no guarantee that we will sell all shares in this offering.  Assuming the offering is only subscribed for 2,000,000 shares, then we will only receive $20,000 in gross proceeds.  As our expenses are $32,000, we will be unable to implement our business plan in any meaningful way.

No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priority set by management of our company.

THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE RISK FACTORS AND DILUTION).  THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY OUR COMPANY BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES OF THE COMPANY AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

The Securities offered hereby involve a high degree of risk.
See “Risk Factors” beginning on page 4.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is ______, ___2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

iii

TABLE OF CONTENTS

Page No.

PROSPECTUS SUMMARY	1
Forex International Trading Corp.	1
The Offering	1
Selected Financial Data	2
RISK FACTORS	3
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	11
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	10
PLAN OF DISTRIBUTION; TERMS OF OFFERING	12
BUSINESS	13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
MANAGEMENT	19
EXECUTIVE COMPENSATION	20
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	21
DESCRIPTION OF SECURITIES	21
INTERESTS OF NAMED EXPERTS AND COUNSEL	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
LEGAL PROCEEDINGS	22
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	22
EXPERTS	23
LEGAL MATTERS	23
FINANCIAL STATEMENTS	F-1

iv

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should read the entire prospectus carefully.

Forex International Trading Corp.

We are a development stage company.  Forex International Trading Corp. ("Forex") intends to develop and then subsequently market  a web-based and real-time online trading system for foreign exchange trading for professional and retail clients over the internet.  Should we raise the  adequate capital, our Company hopes to  develop the needed software     and it then intends to commence marketing such trading program over the Internet.  In addition, we   hope to provide consulting services to foreign currency traders.  We may also attempt to acquire existing trading platforms operating in the foreign exchange trading industry.  We are not presently in negotiations with any potential target and there is no guarantee that we will be able to identify any target and close such acquisition.

We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. This means that there is substantial doubt that we can continue as an ongoing business operation for the next 12 months.  As such, we may have to cease operations and investors in the offering may lose their entire investment.  As a result of the foregoing, our independent auditors, in their report covering our financial statements for the period ended July 31, 2009 stated that there was substantial doubt about our ability to continue as a going concern.  .

Our principal executive office is located at 1618 N. Fairfax Avenue, Los Angeles, California 90046, and our telephone number is (323) 822-1750.  We were formed under the laws of the State of Nevada on July 22, 2009.

The terms "Forex", "we," "us" and "our" as used in this prospectus refer to Forex International Trading Corp.

The Offering

The following is a brief summary of the offering.

Securities being offered:
Up to 20,000,000 shares of common stock, par value $.00001 per share, being conducted by our sole executive officer and director, on as a “direct public offering” basis at $0.01 per share. No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priorities set by management of our company. The offering conducted by our company will commence when the Securities and Exchange Commission declares this prospectus effective. The offering conducted by our company will terminate upon the earlier of the sale of all the shares of common stock being offered or 180 business days after the date hereof, which may be extended for an additional 90 days in our sole discretion.  In the event that all shares are sold under this prospectus by our company, persons who purchase shares will own 20,000,000 shares of common stock out of 100,000,000 shares of common stock outstanding, or 20%.  However, in the event that only 2,000,000 ($20,000) shares are sold under this prospectus by our Company, our investors will own 2,000,000 out of 82,000,000 shares of common stock or 2.4%.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $10,000 (5% of the offering) or $20,000 (10% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.

Offering price per share:	$0.01per share.
Number of shares outstanding before the offering:	80,000,000.

Number of shares outstanding after the offering assuming that all of the shares are sold:	100,000,000.

Net proceeds to us:
Assuming the offering is only subscribed for 2,000,000 shares, then we will only receive $20,000 in gross proceeds.  As our expenses are $32,000, we will be unable to implement our business plan in any meaningful way.  In the event that we sell the full 20,000,000 shares, we will receive $200,000 in gross proceeds or $168,000 net proceeds.

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan including the development of our trading software and working capital.
Market for common shares

There is no public market for our common shares. We intend to have a market maker file an application on our behalf with FINRA to have our common stock quoted on the OTC Bulletin Board. There is no assurance that we will be accepted to trade on the OTCBB, that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 4.

The above information regarding common stock to be outstanding after the offering is based on 80,000,000 shares of common stock outstanding as of  October 21, 2009.

The above Offering Price of $0.01 per share has been arbitrarily determined by our company. It bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were our lack of operating history, the proceeds to be raised by the offering, our relative cash requirements, estimates of our business potential, the limited financial resources of our company, the amount of equity and control desired to be retained by the present stockholders.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $10,000 (5% of the offering) or $20,000 (10% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

As of July 31, 2009 (Audited)
Balance Sheet
Total Assets	$5,800
Total Liabilities	$53,125
Stockholders Deficit	$(47,325)

From Inception on July 22, 2009 through July 31, 2009 (Audited)
Income Statement
Revenue	$5,000
Total Expenses	$53,125
Net Loss	$(48,125)

RISK FACTORS

Any investment in our common stock involves a high degree of risk.  You should consider carefully the risks and uncertainties that we deem to be material and which we are aware described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business.  You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Forex International Trading Corp.

We have no operating history upon which you may evaluate our operations.

We intend to develop software for a trading currency platform.  We intend to also acquire trading platforms operating in the foreign exchange trading industry.  We are not presently in negotiations with any potential target and there is no guarantee that we will be able to indentify any target and close such acquisition.  We have no operating history upon which you may evaluate our business and prospects.  In addition, our revenue model has yet to evolve and because of our lack of operating history, period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance. Our business and prospects must be considered in light of the risk, expense and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as currency trading.  Our failure to address these risks successfully could materially and adversely affect our business and operations.

We have not yet developed our online brokerage system for foreign exchange trading nor have we designed such system and, as a result, we will have to spend a considerable amount of money on developing our trading platform and there is no guarantee that the Company will have adequate capital to implement its plan that we will be able to develop a trading system that is competitive or that we generate revenues.

Our intent to become an online trading service for foreign currency traders which is reliant upon the design and development of our online brokerage system for foreign exchange trading and commercialization of this service.  The development and commercialization of our platform requires significant funding.  While it will be our intent to raise the necessary funding to create our platform, there is no guarantee that we will be able to do so.  Further, if we are able to raise adequate funding to design and develop our platform, there is no guarantee that we will be able to penetrate the market or generate revenue.

Our working capital is limited and we will likely need to complete this offering in order to fully implement our business.

We have limited working capital on hand. Our ability to commence and continue operations and operate as a going concern is wholly contingent on the successful completion of this offering, our ability to borrow funds from Moshe J. Schnapp, the sole executive officer of our company, and unrelated third parties, and the receipt of proceeds from the sale of our product range.  As we are not generating material revenue and we have been funded primarily through loans from a shareholder, in order to conduct operations for a minimum period of one year from the date of the filing we will require approximately $40,000 of funding.  If adequate funds are not available, we may not be able to fund our expansion, take advantage of acquisition opportunities, develop or enhance products or services or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition.   As of this date, we have generated a net loss and there can be no assurance that significant income will be forthcoming in the future.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their report dated October 22, 2009, our independent auditors stated that our financial statements for the period ended July 31, 2009 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

Even if the maximum offering is sold, unforeseeable circumstances may occur which could compel us to seek additional funds. Because the offering has no minimum amount, it can close with only a small amount of proceeds raised. Furthermore, future events, including the problems, delays, expenses and other difficulties frequently encountered by start-up companies may lead to cost increases that could make the net proceeds of this offering insufficient to fund our proposed business plan. Thus, the proceeds of the offering may be insufficient to accomplish our objectives and we may have to borrow or otherwise raise additional funds to accomplish such objectives. We may seek additional sources of capital, including an additional offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. Our inability to raise additional equity capital or borrow funds required to affect our business plan, may have a material adverse effect on our financial condition and future prospects. Additionally, to the extent that further funding ultimately proves to be available, both debt and equity financing involve risks. Debt financing may require us to pay significant amounts of interest and principal payments, reducing the resources available to us to expand our existing businesses. Some types of equity financing may be highly dilative to our stockholders' interest in our assets and earnings. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility.

We will have inadequate capital to pay significant additional expenses we expect to incur as a public company and, as a result, we will be required to raise additional capital further diluting investors that participate in this offering.

Following the effective date of this prospectus, we will be a reporting company subject to the requirements of section 15(d) of the Exchange Act.  In order to comply with such reporting requirements, we will incur additional administrative expenses including substantial legal and accounting expenses.  We expect such fees to be approximately $40,000 per year.  As a result, we will be required to raise additional debt or equity financing of which there is no guarantee that such financing will be available or available on acceptable terms.  To date, Rasel Ltd., a shareholder of the company, has loaned the company $75,000.  If we are required to raise additional funds and if we raise such proceeds in the form of equity, the investors in this offering will be further diluted.

Our success will be dependent on attracting key and other personnel, particularly in the areas of management, technical services and customer support.

We believe that our success will depend on continued employment of Moshe J. Schnapp, our sole executive, officer director and employee, for the development of our platform. Such experience will be important to the establishment of our business. The loss of Moshe J. Schnapp during this early development stage could disrupt and negatively affect our business and operations.  Our success also depends on having highly trained technical and customer support personnel.

We may have difficulty attracting and employing members to our senior management team and sufficient technical and customer support personnel to keep up with our growth needs. This shortage could limit our ability to increase sales and to sell services. Competition for personnel is intense. If we cannot hire suitable personnel to meet our growth needs, our business and operations will be negatively affected.

Our success will be dependent upon our receipt and maintenance of regulatory approvals in the major customer markets around the world.

We believe that our success, in large part, depends upon our ability to receive and retain regulatory approval in the major markets around the world. For example, if we are to market our services in the United States, we will be required to obtain the approval of the National Futures Association.  Such approvals will both expand the variety of services which we can offer and bolster our reputation among potential customers.

Fluctuations in our quarterly results may adversely affect our stock price assuming we are traded on the OTCBB or pink sheets in the future.

Our quarterly operating results will likely vary.  Assuming we are traded on the OTCBB or pink sheets in the future, our operating results will likely fall below the expectations of securities analysts or investors in some future quarter or quarters. Our failure to meet these expectations would likely adversely affect the market price of our common stock.   Our quarterly operating results may vary depending on a number of factors, including:

•	Unexpected cost in developing our software to be utilized in our platform;

•	demand of buyers and sellers to use and transact business on our platform;

•	actions taken by our competitors, including new product introductions, fee schedules, pricing policies and enhancements;

•	cash flow problems that may occur;

•	the quality and success of, and potential continuous changes in, sales or marketing strategies assuming that we successfully develop our platform;

•	the timing, completion, cost and effect of our development and launch of a planned Forex trading platform;

•	the size and frequency of any trading errors for which we ultimately suffer the economic burden, in whole or in part;

•	changes in demand for our products and services due to the rapid pace in which new technology is offered to customers in our industry;

•
costs or adverse financial consequences that may occur with respect to regulatory compliance or other regulatory issues, particularly relating to laws, rules or regulations that may be enacted with a focus on the active trader market; and

•	general economic and market factors that affect active trading, including changes in the securities and financial markets.

Our industry is intensely competitive, which will make it difficult to attract and retain customers.

The markets for online brokerage services, client software and Internet-based trading tools, and real-time market data services is intensely competitive and rapidly evolving, and there has been substantial consolidation of those three products and services occurring in the industry. We believe that competition from large online brokerage firms and smaller brokerage firms focused on active traders, as well as consolidation, will substantially increase and intensify in the future. Competition may be further intensified by the size of the active trader market.  We believe our ability to compete will depend upon many factors both within and outside our control. These include: price pressure; the timing and market acceptance of new products and services and enhancements developed by us and our competitors; the development and support of efficient, materially error-free Internet-based systems; product and service functionality; data availability and cost; clearing costs; ease of use; reliability; customer service and support; and sales and marketing decisions and efforts.

There is no guarantee that we will adequately be able to protect our intellectual property and software licenses which may have a negative impact on our operations.

While we will seek to protect our technology that we will develop, it will not be possible for us to detect all possible infringements of our software, text, designs and other works of authorship. Also, copyright protection does not extend to functional features of software and will not be effective to prevent third parties from duplicating any of our future-developed software's capabilities through engineering research and development. In addition, our technology and intellectual property may receive limited or no protection in some countries, and the global nature of the Internet makes it impossible to control the ultimate destination of our work.

If our future-developed software is found to infringe on the copyrights or patents of a third party, the third party or a court or other administrative body could require us to pay royalties for past use and for continued use, or to modify or replace the software to avoid infringement. We cannot assure you that we would be able to modify or replace this software.

Any of these claims, with or without merit, could subject us to costly litigation, divert our technical and management personnel and materially and adversely affect our business and operations.

There is no guarantee that we will adequately be able to protect our trademarks and service marks which may have a negative impact on our operations.

Proprietary rights are important to our success and our competitive position. Our actions may be inadequate to protect any trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights. We may not be able to protect our domain names for our websites as trademarks because those names may be too generic or perceived as describing a product or service or its attributes rather than serving a trademark function.

If we are unable to protect our proprietary rights in trademarks, service marks and other indications of origin, competitors will be able to use names and marks that are identical to ours or sufficiently similar to ours to cause confusion among potential customers. This confusion may result in the diversion of business to our competitors, the loss of customers and the degradation of our reputation. Litigation against those who infringe upon our service marks, trademarks and similar rights may be expensive. Because of the difficulty in proving damages in trademark litigation, it may be very difficult to recover damages.

Except for a search for the name Forex International Trading Corp., we have not conducted searches to determine whether our service marks, trademarks and similar items may infringe on the rights of third parties. Despite having searched a mark, there may be a successful assertion of claims of trademark or service mark infringement. If a third party successfully asserts claims of trademark, service mark or other infringement, the third party or a court or other administrative body may require us to change our service marks, trademarks, company names, the design of our sites and materials and our Internet domain name (web address), as well as to pay damages for any infringement. A change in service marks, trademarks, company names, the design of our sites and materials and Internet domain names may cause difficulties for our customers in locating us or cause them to fail to connect our new names and marks with our prior names and marks, resulting in loss of business.

The nature of our business may result in potential liability to customers which would have a negative impact upon our results of operations.

Many aspects of the forex brokerage business, including online trading services, involve substantial risks of liability. In recent years there has been an increasing incidence of litigation involving the securities brokerage industry, including class action and other suits that generally seek substantial damages, including in some cases punitive damages. In particular, our future proprietary order routing technology will be designed to automatically locate, with immediacy, the best available price in completing execution of a trade triggered by programmed market entry and exit rules. There are risks that the electronic communications and other systems upon which these products and services rely, and will continue to rely, or our products and services themselves, as a result of flaws or other imperfections in their designs or performance, may operate too slowly, fail or cause confusion or uncertainty to the user. Major failures of this kind may affect all customers who are online simultaneously. Any such litigation could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may not be able to make future acquisitions and new strategic alliances, and, even if we do, such acquisitions and alliances may disrupt or otherwise negatively affect our business.

Although we do not have any specific plans for any acquisition or alliance, our business plan contemplates that we may make acquisitions in complementary companies, technologies and assets.  Future acquisitions are subject to the following risks:

•	we may not be able to agree on the terms of the acquisition or alliance, such as the amount or price of our acquired interest;

•
acquisitions and alliances may cause a disruption in our ongoing business, distract a relatively new management team and make it difficult to implement or maintain our systems, controls and procedures;

•	we may acquire companies or make strategic alliances in markets in which we have little experience;

•	we may not be able successfully to integrate the services, products and personnel of any acquisition or new alliance into our operations;

•	we may be required to incur debt or issue equity securities to pay for acquisitions, which may be dilutive to existing shareholders, or we may not be able to finance the acquisitions at all; and

•	our acquisitions and strategic alliances may not be successful, and we may lose our entire investment.

In addition, we will face competition from other parties, including large public and private companies, venture capital firms, and other companies, in our search for suitable acquisitions and alliances. Many of the companies we will compete with for acquisitions have substantially greater name recognition and financial resources than we have, which may limit our opportunity to acquire interests in new companies, technologies and assets or create strategic alliances. Even if we are able to find suitable acquisition candidates or develop acceptable strategic alliances, doing so may require more time and expense than we expect because of intense competition.

The international nature of our business will add additional complexity and risks to our business.

The nature of the foreign currency business will bring us into contact with different countries and markets. We hope to continue to expand further in international markets. Our international business may be subject to a variety of risks, including:

•	market risk or loss of uncovered transactions;

•	governmental regulation and political instability;

•	collecting international accounts receivable and income;

•	the imposition of barriers to trade and taxes; and

•	difficulties associated with enforcing contractual obligations and intellectual property rights.

These factors may have a negative effect on any future international operations and may adversely affect our business and operations.  We may not be able to compete effectively with other providers of e-commerce services.

Concerns regarding security of transactions and transmitting confidential information over the Internet may adversely affect our business.

We believe that concern regarding the security of confidential information transmitted over the Internet, including, for example, business requirements, credit card numbers and other forms of payment methods, prevents many potential customers from engaging in online trading. If we do not add sufficient security features to future product releases, our services may not gain market acceptance or we may face additional legal exposure.

Despite the measures we plan to take in the areas of encryption and password or other authentication software devices, our future infrastructure, like others, will be potentially vulnerable to physical or electronic break-ins, computer viruses, hackers or similar problems caused by employees, customers or other Internet users. If a person circumvents our security measures, that person could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. These risks may require us to make significant investments and efforts to protect against or remedy security breaches, which would increase the costs of maintaining our websites.

Our e-commerce capability depends on real-time accurate product information.

We may be responsible for loading information into our database and categorizing the information for trading purposes. This process entails a number of risks, including dependence on our suppliers both to provide us in a timely manner with accurate, complete and current information and to update this information promptly when it changes. If our suppliers do not provide us in a timely manner with accurate, complete and current information, our database may be less useful to our customers and users and may expose us to liability. We cannot guarantee that the information available in our database will always be accurate, complete and current or comply with governmental regulations either due to third-party or internal errors. This could expose us to liability or result in decreased acceptance of our products and services, which could have a material and adverse affect on our business and operations. We are aware of cases in which the data provided to us by third parties has not been consistently accurate and, as a result of which, we have experienced customer dissatisfaction and lawsuits by customers. In addition, our contracts with the third-party data suppliers must be renewed on a regular basis and the costs for such information may increase, with our company having little or no negotiating influence in such a situation.

Our market is characterized by rapid technological change, and we may not be able to keep up with such change in a cost-effective way.

Our market is characterized by rapid technological change and frequent new product announcements. Significant technological changes could render eventually our future-developed technology obsolete. If we are unable to respond successfully to these developments or do not respond in a cost-effective way, our business and operations will suffer. To be successful, we must adapt to our rapidly changing market by continually improving the responsiveness, services and features of our products and services, by developing or acquiring new features to meet customer needs and by successfully developing and introducing new versions of our Internet-based e-commerce business software on a timely basis. The life cycles of the software that will be used to support our e-commerce services are difficult to predict because the market for our e-commerce will be new and emerging and will be characterized by changing customer needs and industry standards. The introduction of on-line products employing new technologies and industry standards could render our future-developed system obsolete and unmarketable. If a new software language becomes the industry standard, we may need to rewrite our future-developed software to remain competitive, which we may not successfully accomplish in a timely and cost-effective manner.

In addition, as traffic to our platform increases, if at all, we may need to expand and upgrade our technology, transaction processing systems and network hardware and software. We may not be able to project accurately the rate of growth in our on-line businesses. We also may not be able to expand and upgrade our systems and network hardware and software capabilities to accommodate increased use of our on-line businesses, which would have a material and adverse affect on our business and operations.

An unexpected event, such as a power or telecommunications failure, fire or flood, or physical or electronic break-in at any of our facilities or those of any third parties on which we rely, could cause a loss of critical data and prevent us from offering services. If our hosting and information technology services were interrupted, including from failure of other parties' software that we integrate into our technology, our business and the businesses of our marketplaces using these services would be disrupted, which could result in decreased revenues, lost customers and impaired business reputation for us and them. As a result, we could experience greater difficulty attracting new customers. A failure by us or any third parties on which we rely to provide these services satisfactorily would impair our ability to support the operations of our services and could subject us to legal claims.

In addition, to a large extent, our company's profits will be dependent upon the operation of its internal risk management system. There is no guarantee that such system will operate successfully in every eventuality.

Anti-takeover provisions and our right to issue preferred stock could make a third party acquisition of us difficult.

Forex is a Nevada corporation. Anti-takeover provisions of Nevada law may make it difficult for a third party to acquire control of us, even if a change in control would be beneficial to our shareholders. In addition, our board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change of control. Preventing a change of control could adversely affect the market price of Forex common stock and the voting and other rights of holders of Forex common stock.

Our common stock price is likely to be highly volatile.

Assuming we are successful in being approved to trade on the OTCBB or the pinksheets, of which there is no guarantee, the market price of our common stock is likely to be highly volatile, as the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Our shareholders may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to this volatility.  Factors that could cause this volatility may include, among other things:

•	announcements of technological innovations and the creation and failure of B2B marketplaces;

•	actual or anticipated variations in quarterly operating results;

•	new sales formats or new products or services;

•	changes in financial estimates by securities analysts;

•	conditions or trends in the Internet, B2B and other industries;

•	changes in the market valuations of other Internet companies;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;

•	changes in capital commitments;

•	additions or departures of key personnel;

•	sales of our common stock; and

•	general market conditions.

Many of these factors are beyond our control.

Risks Relating to Our Common Shares

There is no minimum raise required in this offering and all funds raised in this offering will be deposited directly into our corporate account and will not be held in escrow and, as a result, if we do not raise an adequate amount of funds to implement our business plan, you may lose your entire investment.

No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priorities set by management of our company.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $10,000 (5% of the offering) or $20,000 (10% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.  We cannot guarantee that we will be able to raise adequate funds in this offering to implement its business plan. In the event that we do not raise adequate funds and the subscriber has invested in our company, then the subscriber’s investment may be lost entirely.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

We have not retained an underwriter to sell these shares. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the shares we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

      We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by our company. As we do not intend to declare dividends in the future you may never see a return on your investment and you indeed may lose your entire investment.

We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering.

The offering price of the shares has been arbitrarily determined by us based on what we believe purchasers of such speculative issues would be willing to pay for the shares of our company and does not necessarily bear any material relationship to book value, par value, or any other established criterion of value. As a result, it may be difficult for you to resell your shares at or above the offering price. You may also lose your entire investment if the price of the shares being sold is too high.

You may not be able to resell any shares you purchased in this offering.

      There is no trading market for our common stock at present and there has been no trading market to date. We have not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket of our common stock. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. This means that it may be hard or impossible for you to find a willing buyer for your stock should you decide to sell it in the future or to resell the shares at or above the offering price.

Our issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and could lower the price a willing buyer would pay for our common stock.

      The shares, if all are sold, being offered in this prospectus (excluding the shares held by the selling stock holder) represents 20% of our total issued and outstanding shares on a fully-diluted basis. Present shareholders acquired their shares of common stock at prices substantially below the offering price, upon completion of the Offering, there will be an immediate substantial dilution to subscribers in the book value of each common share, and the present management will realize an immediate increase thereon. (See “Dilution.”) We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue additional shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value. The dilution of our shares could lower the price a willing buyer would pay for our shares based on the fact our net asset value per share and/or our earnings ratio per share would be reduced.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

The 80,000,000 shares of common stock presently issued and outstanding as of the date hereof are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act.  Rule 144 provides, in essence, that a person holding restricted securities for a period of six months may sell those securities. With respect to affiliates, Rule 144 provides, in essence, that an affiliate  holding restricted securities for a period of six months may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one percent of our outstanding common stock every three months. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 there under. Any sales may have a depressive effect on the market price of our securities in any market which may develop for such shares.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 20,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our common stock is subject to the "penny stock" rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Capitalization

The following table sets forth the capitalization of the company as of July 31, 2009 and as adjusted to give effect to the sale and issuance of 20,000,000 shares of common stock being offered hereby at the initial public offering price of $.01 per share and the application of the estimated proceeds therefrom. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	July 31, 2009
	Actual	As Adjusted (1)
Stockholders’ equity (deficit): Preferred Stock $.00001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $.00001 par value, 400,000,000 shares authorized, 80,000,000 shares issued and outstanding	800
90,000,000 issued and outstanding - pro forma (1)		100,800
Additional paid-in capital
Loss accumulated during the development stage	(48,125)	(48,125)
Total stockholders equity (deficit)	(47,325)	52,675

Total Capitalization	$(47,325)	52,675
The capitalization table above is adjusted to reflect the following:

(1)	To record the sale of 10,000,000 shares of common stock being offered at $0.01 per share at initial public offering, of which there is no guarantee.

DILUTION

The difference between the public offering price per share of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At July 31, 2009, our net tangible book value was at a surplus of ($1,686), or approximately ($0.00001) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock and the deduction of estimated expenses of this offering of $32,000, our pro forma net tangible book value at July 31, 2009, would have been $144,686 or $0.00145 per share, representing an immediate increase in net tangible book value of $0.00144 per share to the initial stockholders and an immediate dilution of $0.00001 per share to new investors.

The following table illustrates the dilution to the new investors on a per-share basis:

Public Offering Price		$0.0100
Net Tangible book value before this
Offering	$0.00001
Increase attributable to new investors	$0.00145
Pro forma net tangible book value after this offering		$0.00144

Dilution to new investors		$0.00001

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(47,325)
Net Proceeds from the offering assuming the entire offering is sold	200,000
$152,675

Denominator:
Shares of common stock outstanding prior to this offering	80,000,000
Shares of common stock assuming the entire offering is sold	20,000,000
100,000,000

The following illustrates dilution at varying levels of proceeds from the Offering:

				ASSUMING
	20% of	50% of	75% of	MAXIMUM
	OFFERING	OFFERING	OFFERING	OFFERING
Public offering price per share	$0.01	$0.01	$0.01	$0.01
Net tangible book value per
share as July 31, 2009	0.00001	0.00001	0.00001	0.00001
Increase (loss) per share attributable
to this offering	(0.000242)	0.000250	0.000010	0.000010
Pro forma net tangible book
value per share after this offering	(0.000232)	0.000260	0.000622	0.000949

Dilution to new investors	0.01023	0.00974	0.00938	0.00905
Percentage of Dilution	102%	97%	94%	91%

The following table sets forth with respect to the existing shareholders, a comparison of the number of shares of Common Stock owned by the existing shareholders, the number of common stock to be purchased from our company by the purchasers of the shares of common stock offered hereby and the respective aggregate consideration paid to our company and the average price per share:

	Number of		Amount		Average
	shares purchased	Percent	of consideration	Percent	price per share
Existing shareholders	80,000,000	80.0%	$800	0.003%	$0.000010
New investors	20,000,000	20.0%	$200,000	99.007%	$0.010
	100,000,000	100.0%	$200,800	100.0%	$0.002

USE OF PROCEEDS

If the event that we sell only 10,000,000 shares, we estimate that we will receive gross proceeds of approximately $68,000 ($100,000 of gross proceeds, less offering expenses of approximately $32,000 ). There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $10,000 (5% of the offering) or $20,000 (10% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.. If the maximum number of shares of common stock is sold, we estimate that we will receive net proceeds of approximately $143,000 ($200,000 of gross proceeds, less offering expenses of approximately $32,000 ) from our sale of the 20,000,000 shares of common stock offered by us. This estimate is based on an initial public offering price of $0.01 per share and is before deduction for any commissions or non-accountable expenses we may pay to registered broker-dealers, if any We  have no plans, arrangements or agreements to pay commissions or offer any shares through registered broker-dealers. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds.

We expect to use the net proceeds of the offering for the following purposes:

	5%	10%	50%	Maximum
Website development	$10,000	$10,000	10,000	40,000
Marketing		$10,000	10,000	40,000
Rent			5,000	5,000
Purchase of equipment
and software			5,000	10,000
General and administrative
Expenses			5,000	10,000
Legal and accounting			5,000	10,000
Working capital			3,000	28.000

Total	$10,000	$20,000	$43,000	$143,000

 Our future capital requirements and the adequacy of available funds will depend on numerous factors, including the successful commercialization of our products, competing technological and market developments, and the development of strategic alliances for the development and marketing of our products.  We intend to try to obtain funds through equity or debt financing, strategic alliances with corporate partners and others, or through other sources. On October 6, 2009 and October 20, 2009, Rasel Ltd., a shareholder of our company, loaned $25,000 and $50,000, respectively, to our company.  The loans from Rasel Ltd. carry 4% annual interest and principal and interest mature within one year.  In the event Forex's plans change or its assumptions change or prove to be inaccurate or the funds available prove to be insufficient to fund operations at the planned level (due to further unanticipated expenses, delays, problems or otherwise), We could be required to obtain additional funds earlier than expected. We do not have any committed sources of additional financing, and there can be no assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, we may be required to further delay, scale-back, or eliminate certain aspects of our operations or attempt to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates, products or potential markets.  If adequate funds are not available, our business, financial condition and results of operations will be materially and adversely affected.

Until required for operations, our policy is to invest its cash reserves in bank deposits.  We expect that its operating results will fluctuate significantly from quarter to quarter in the future and will depend on a number of factors, most of which are outside our control.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $200,000 in this offering.  The offering price bears no relationship whatsoever to our assets, future earnings, future book value or other criteria of value. Among the factors considered were:

•	our lack of operating history;

•	the proceeds to be raised by the offering: and

•
our relative cash requirements.
•   estimates of our business potential.
•   the limited financial resources of our company.
•   the amount of equity and control desired to be retained by the present stockholders.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Offering

We are offering up to a total of 20,000,000 shares of common stock on a  as a direct public offering. The offering price is $0.01 per share. The offering will be for a period of 180 business days from the effective date and may be extended for an additional 90 business days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 20,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $10,000 (5% of the offering) or $20,000 (10% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may only sell a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed promptly after a subscription is accepted and "good funds" are received in our account.

We will sell the shares in this offering through our sole executive officer and director. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

-	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

-
None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

-	None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

-
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection together with a subscription agreement. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Forex International Trading Corp."  Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

BUSINESS

Our Background

Forex International Trading Corp. was incorporated pursuant to the laws of the State of Nevada on July 22, 2009.  Our fiscal year end is July 31.

Our Business

We are a development stage company.  We plan to offer  online trading services to professional and retail clients over a web-based live and real-time proprietary trading system.  Forex was formed with the express intent of providing online trading services to retail customers giving them access to online foreign currency trading.

We are a company without significant revenues or operations, we have minimal assets, and have incurred a negligible profit since inception.

Recent Developments

To date, we have been focused on forming our company and other administrative matters.  In addition, we have also begun our evaluation of outside web designs, software developers and other service providers.  Further, as one of our shareholders has recently loaned us $75,000, we now plan to commence negotiations with these providers.

Upon completion of our public offering, our specific goal is to:

●
We will immediately hire an outside web designer to begin development of our website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems.  The negotiation of service providers and the development and maintenance of the website, network infrastructure and transaction processing systems will be ongoing during the life of our operations.  Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately six months.

●
We will also begin software development.  We intend to rely on third party service providers to develop our software.  To date we have not entered into any formal relationship with any third parties to provide these services, and we intend to start the process following completion of the offering.

●
Approximately 90 days after we complete our public offering, we intend to promote our website primarily through viral marketing, such as blogs, postings on online communities and other methods of getting Internet users to refer others to our website by e-mail or word of mouth.  We also intend to use search engine optimization, the marketing of our website and software via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers.  We believe that it will cost a minimum of $10,000 for our marketing campaign.  Marketing is an on-going matter that will continue during the life of our operations.

●	Approximately six to nine months after we complete our public offering, we believe that we will be able to begin operations.

Until our website is fully operational, our network infrastructure and transaction processing systems are in place we will not be able to provide our services.  We believe that we will have to spend approximately $25,000 in order to ensure that our website is fully operational and our network infrastructure and transaction processing systems are in place.  If we are unable to negotiate suitable terms with service providers to develop and maintain our website and software and to attract customers to our website, we may have to suspend or cease operations.

Products and Services

Our company plans to offer online brokerage services in financial instruments using our proposed Forex trading platform. Forex's targeted customer base for brokerage services will include active individual, professional and institutional traders.

Customers will be entitled to open accounts directly through our web site.  As part of its code of conduct, all customer monies will be segregated in custodian accounts.  We also intend to provide a `demo' trading system and an e-learning center that may be accessed by registering on the website.

We intend to develop, markets and operates a software system delivering foreign exchange services to the public through the Internet. We intend to offer an electronic trading platform which seamlessly integrates strategy trading tools, historical and streaming real-time market data, and direct-access order-routing and execution.

We intend to allow our clients to be directly connected to market prices. Under the method, clients  will be able to trade at market prices with the addition of a predefined and fixed commission.   We believe this will allow clients to be directly connected to very competitive market prices.

Sales and Marketing

Offline Marketing

Our company plans to attempt to reach its target customers through advertising campaigns for its products and services in local financial newspapers, articles providing in-depth market commentary on the specific company products, one-day seminars, events and conventions. Forex plans to use the services of various advertising companies to reach targeted customers through advertising campaigns.

Online Marketing

Online marketing will include campaigns in Google, business portals, search engines and other financial websites.

Call Center

Follow-up activities to our company's marketing campaigns will be performed by our planned multi-lingual call center that directly contact potential customers who express an interest in our company's products and services.

Forex plans to include services such as strategy trading features and functions, streaming real-time charts and quotes, streaming news, state-of-the-art analytical charting, time and sales data, quote lists, option chains, market leaders data, profit/loss tracking, and wireless access.

Industry Background

We believe over the past decade, the volume of trading in the world's foreign exchange market has grown dramatically.  Recently, even more dramatic than the growth in the foreign exchange markets, has been the growth of direct-access trading through electronic marketplaces. We believe that one of the reasons for this growth is the growing presence of direct-access trading solutions.

We believe that technological innovation, including development of sophisticated trading software tools, increased use of and reliance upon the Internet, proliferation of online financial market data and information, and market acceptance of electronic brokerage services, including direct-access brokerage services, will continue to stimulate increased online trading activity. We believe it to be inevitable that over time almost all trading will be conducted electronically, in one form or another. We believe that direct access is expected to become the industry standard for online trading. The recent acquisitions by virtually every major online brokerage firm of direct-access technology underscores this reality.

However, not all accounts are alike. Analysts have estimated that daily online trading volume is highly concentrated in the most actively-traded online accounts.

With the proliferation of online brokerage services (and, now, the more powerful and efficient direct-access online brokerage services), the increased accessibility to market data, we believe that serious, active traders, professional and non-professional, are demanding powerful, Internet-based, real-time strategy trading platforms that are seamlessly integrated with the best-available order execution technology and include analytical tools which support the design and testing of custom trading strategies.

Partnerships

Our company's marketing strategy includes the extension of its customer base through partnerships with relevant players in the financial markets. These partnerships include Franchising Agreements, Introducing Broker Agreements, Affiliate Agreements, White Label Agreements and Licensing Agreements with financial institutions whereby the institutions will refer clients to our company and receive a commission from our company for such referrals.

Distribution

In addition to its direct contacts with its future customers, our company plans to actively seek brokerage firms and other financial institutions to whose customers it can offer the ability to trade with Forex while sharing the income generated from the trading activity of such customers. Our company aims to further develop this system of forging relationships with Introducing Brokers and Affiliates on an international level. This use of the trading platform would allow Introducing Brokers to provide their customers access to the foreign currency and other financial markets without the cost of running a trading room and developing an electronic trading system themselves.

Customer Money

All customer money will be deposited in our company's custodian accounts in different countries. All money will be managed by our back office system.

Technology Development

We believe that our success will depend, in large part, on our ability to offer unique, Internet-based strategy trading technologies with state-of-the-art, intelligent direct-access order execution technologies, and continuously enhance those technologies, as well as develop and implement a well-designed and user-friendly all-in-one platform. We intend to consistently improve our system and implement new features and protocols. For instance, we plan to incorporate a new technology into our system that will give our system the benefit of more design capabilities in addition to not requiring downloads of plug-ins. By eliminating plug-ins, the customer will be able to access the trading platform through firewalls on the computer.

We also plan on working to improve the style of trading platforms, making them more user-friendly.

The market for strategy trading tools, streaming real-time market data and news services, and online order execution services is characterized by:

•	rapidly changing technology;

•	evolving industry standards in computer hardware, programming tools and languages, operating systems, database technology and information delivery systems;

•	changes in customer requirements;

•	and frequent new product and service introductions and enhancements.

Our success will depend in part upon our ability to develop and maintain competitive technologies and to develop and introduce new products, services and enhancements in a timely and cost-effective manner that meets changing conditions such as evolving customer needs, existing and new competitive product and service offerings, emerging industry standards and changing technology. There can be no assurance that we will be able to develop and market, on a timely basis, if at all, products, services or enhancements that respond to changing market conditions or that will be accepted by customers. Any failure by us to anticipate or to respond quickly to changing market conditions, or any significant delays in the introduction of new products and services or enhancements could cause customers to delay or decide against the use of our products and services and could have a material adverse effect on our business, financial condition and results of operations.

Customer Support and Training

We plan to provide client services and support and product-use training in the following ways:

CUSTOMER SERVICES AND SUPPORT. Forex plans to provides telephone customer services to its brokerage customers through its dealing room as well as call centers. Technical support to subscription and brokerage customers who use Forex would be provided by Forex's technical support team via telephone, electronic mail and fax.

PRODUCT-USE TRAINING. We intend to use education important to try to help our customers enhance their ability to use our products and services fully and effectively. The majority of our training materials will consist of extensive online documentation and technical assistance information on our Web sites so that our customers may learn to use and take full advantage of the technology of Forex.

Intellectual Property

Our success is and will be heavily dependent on proprietary software technology, including certain technology currently in development. We will view our software technology as proprietary, and rely, and will be relying, on a combination of trade secret and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to establish and protect our proprietary rights.

Despite efforts to protect our proposal proprietary rights, unauthorized parties may copy or otherwise may obtain, use or exploit our software or technology independently. Policing unauthorized use of our software technology is difficult, and it is extremely difficult to determine the extent to which piracy of software technology exists. Piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. In addition, effective protection of intellectual property rights may be unavailable or limited in certain countries, including some in which we may attempt to expand sales efforts. There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to ours.

There has been substantial litigation in the software industry involving intellectual property rights. We do not believe that we are infringing, or that any technology in development will infringe, the intellectual property rights of others. The risk of infringement by us is heightened with respect to our business model technology, as that technology has not stood any significant test of time. There can be no assurance that infringement claims would not have a material adverse effect on our business, financial condition and results of operations. In addition, to the extent that we acquire or license a portion of the software or data included in our products or services from third parties (data is licensed from third parties), or market products licensed from others generally, our exposure to infringement actions may increase because we must rely upon such third parties for information as to the origin and ownership of such acquired or licensed software or data technology. In the future, litigation may be necessary to establish, define, enforce and protect trade secrets, copyrights, trademarks and other intellectual property rights. We may also be subject to litigation to defend against claimed infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. Any such litigation could be costly and divert management's attention, which could have a material adverse effect on our business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties, which could be expensive, or prevent us from selling our products or services or using our trademarks, any one of which could have a material adverse effect on our business, financial condition and results of operations.

Our Competition

The market for online brokerage services is intensely competitive and rapidly evolving, and there appears to be substantial consolidation in the industry of online brokerage services, Internet-based real-time market data services, and trading analysis software tools. We believe that, due to the current and anticipated rapid growth of the market for integrated trading tools, real-time market data and online brokerage services, competition, as well as consolidation, will substantially increase and intensify in the future. We believe our ability to compete will depend upon many factors both within and outside our control, including, but not limited to,: pricing; the timing and market acceptance of new products and services and enhancements developed by us and our competitors; technological developments; product content; our ability to design and support efficient, materially error-free Internet-based systems; market conditions, such as volatility in currency fluctuations, stock prices, inflation and recession; product and service functionality; data availability; ease of use; reliability; customer service and support; and sales and marketing efforts.

We will face direct competition from several publicly-traded and privately-held companies, principally online brokerage firms, including providers of direct-access order execution services. Our competitors will include many foreign exchange online brokerage firms currently active in the United States and Europe. Many online brokerage firms currently offer direct-access service.

Many of our existing and potential competitors, which will include online discount and traditional brokerage firms, and financial institutions that are focusing more closely on online services, including direct-access services for active traders, have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we will. Furthermore, there is the risk that larger financial institutions which offer online brokerage services as only one of many financial services may decide to use extremely low pricing rates in the foreign currency market to acquire and accumulate customer accounts and assets to derive interest income and income from their other financial services. We do not plan to offer other financial services; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition and business model.

Generally, competitors may be able to respond more quickly to new or emerging technologies or changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services than we will. There can be no assurance that our potential competitors will not develop products and services comparable or superior to those that will be developed and offered by us or adapt more quickly than us to new technologies, evolving industry trends or changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation, of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

Our Research and Development

Research and development expenses include expenses associated with the development of new products, services and technology; enhancements to existing products, services and technology; testing of products and services; and the creation of documentation and other training and educational materials.

Government Regulation

Regulation

Our proposed business and industry are highly regulated. In the United States, regulatory bodies are charged with safeguarding the integrity of the forex and other financial markets and with protecting the interest of customers participating in those markets.  In recent years, the financial services industry in the United States has been subject to increasing regulatory oversight. The regulatory bodies that regulate our business and industry in the United States have proposed and may consider additional legislative and regulatory initiatives and may adopt new or revised regulations that may affect the way in which we conduct our business. Prior to commencing operations, we will be required to register as a Futures Commission Merchant (FCM) and Forex Dealer Merchant (FDM) and/or Introducing Broker (IB) with the Commodity Futures Trading Commission and as a member of the National Futures Association, which serves as its designated self regulatory examining authority.  Prior to obtaining the required registrations in the United States or other applicable jurisdiction, we will block any traffic from the United States and will not allow any trading by US citizens or citizens of other jurisdictions.

Upon commencing operations we also will be regulated by governmental bodies and/or self-regulatory organizations in jurisdictions outside of the United States in which we operate.  For example, assuming that we operate in each of these jurisdictions, of which there is no guarantee, we will be regulated by the Financial Services Authority in the United Kingdom, the Monetary Authority of Singapore in Singapore, the Australian Securities and Investments Commission in Australia and the Securities and Futures Commission in Hong Kong, assuming we operate in these jurisdictions.  We have not commenced the process to register in any of these countries.  Many of the regulations we will be governed by are intended to protect the public, our customers and the integrity of the markets.  These regulators and self-regulatory organizations regulate the conduct of our business in many ways and conduct regular examinations to monitor our compliance with these regulations. Among other things, we will be subject to laws, rules and regulations that cover all aspects of the Forex business, including:

•	sales methods;

•	trading practices;

•	use and safekeeping of customers’ funds and securities;

•	capital structure;

•	record-keeping; and

•	conduct of directors, officers and employees.

For trading by customers in jurisdictions outside the United States, we intend to conduct a regulatory review of our trading operations in all jurisdictions we deem material to ensure compliance with local laws.

Registered FCMs and FDMs traditionally have been subject to a variety of rules that require that they know their customers and monitor their customers’ transactions for suspicious financial activities. With the passage of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the Patriot Act, FCMs, FDMs and IBs are now subject to even more stringent requirements. As required by the Patriot Act, prior to commencing operations, we will establish comprehensive anti-money laundering and customer identification procedures, designated an anti-money laundering compliance officer, train our employees and conducted an independent audit of our program. Our customer identification procedures will include both a documentary and a non-  documentary review and analysis of the potential customer. Our documentary review requires the collection and confirmation of multiple forms of identification and other documentary evidence from each prospective customer in order to validate such prospective customer’s identity.

Our mode of operation and profitability may be directly affected by:

•	additional legislation;

•
changes in rules promulgated by the Commodity Futures Trading Commission, the National Futures Association, the Board of Governors of the Federal Reserve System, the FSA, the various stock and futures exchanges and other self-regulatory organizations; and

•	changes in the interpretation or enforcement of existing rules and laws, particularly any changes focused on online brokerage firms that target an active trader customer base.

It is possible that other agencies will attempt to regulate our current and planned online and other electronic service activities with rules that may include compliance requirements relating to record keeping, data processing, other operation methods, privacy, pricing, content and quality of goods and services as the market for online commerce evolves. Because of the growth in the electronic commerce market, Congress had held hearings on whether to regulate providers of services and transactions in the electronic commerce market. As a result, federal or state authorities could enact laws, rules or regulations, not only with respect to online brokerage services, but other online services we provide or may in the future provide. Such laws, rules and regulations, if and when enacted, could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, since our company's activities and customer base are international, regulatory developments in other countries, including those of which we are unaware, could have an effect on our company and its operations.

Employees

As of  October 21, 2009, we have no employees other than our sole officer and director.  We anticipate that we will not hire any employees in the next twelve months, unless we generate significant revenues.
We believe our future success depends in large part upon the continued service of our sole officer and director, Moshe J. Schnapp.

Facilities

Our executive, administrative and operating offices are located 1618 N. Fairfax Avenue, Los Angeles, CA 90046.  This is also the home residence of our sole officer and director, Moshe J. Schnapp.   Mr. Schnapp makes this space available to our company free of charge.  There is no written agreement documenting this arrangement.  We intend to lease office space for a new executive, administrative, and operating office.  We estimate that the cost will be $5,000 per month.  As of the date of this prospectus, we have not entered into any lease agreement nor have we identified any third party service providers.

MANAGEMENT'S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company, have only recently started operations and have only generated limited revenues from our business operations.

We believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations and we will have a sufficient inventory of products 120 days from the completion of our offering.  Accordingly, we must raise cash from sources other than operations.  Our only other source for cash at this time is investments by others in our company.  We must raise cash to implement our project and begin our operations.  The money we raise in this offering will last 12 months.  We intend to also acquire potential targets operating in the foreign exchange trading industry.  We are not presently in negotiations with any potential target and there is no guarantee that we will be able to identify any target and close such acquisition.

We have only one officer and director.  He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  When theses controls are implemented, he will be responsible for the administration of the controls.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Result of Operations

Since inception (July 22, 2009) through July 31, 2009, we have only generated $5,000 in revenue. The revenue was derived from consulting services with respect to the foreign exchange industry provided to one party.  We do not expect to generate material consulting service revenue in the near future.  There were no costs associated with the revenue generated to date.  We incurred $53,125 in expenses and a net loss of $48,125.

Plan of Operation

To date, we have been focused on forming our company and other administrative matters.  In addition, we have also begun our evaluation of outside web designs, software developers and other service providers.  Further, as one of our shareholders has recently loaned us $75,000, we now plan to commence negotiations with these providers.

Upon completion of our public offering, our specific goal is to:

●
We will immediately hire an outside web designer to begin development of our website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems.  The negotiation of service providers and the development and maintenance of the website, network infrastructure and transaction processing systems will be ongoing during the life of our operations.  Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately six months.

●
We will also begin software development.  We intend to rely on third party service providers to develop our software.  To date we have not entered into any formal relationship with any third parties to provide these services, and we intend to start the process following completion of the offering.

●
Approximately 90 days after we complete our public offering, we intend to promote our website primarily through viral marketing, such as blogs, postings on online communities and other methods of getting Internet users to refer others to our website by e-mail or word of mouth.  We also intend to use search engine optimization, the marketing of our website and software via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers.  We believe that it will cost a minimum of $10,000 for our marketing campaign.  Marketing is an on-going matter that will continue during the life of our operations.

●	Approximately six to nine months after we complete our public offering, we believe that we will be able to begin operations.

Until our website is fully operational, our network infrastructure and transaction processing systems are in place we will not be able to provide our services.  We believe that we will have to spend approximately $25,000 in order to ensure that our website is fully operational and our network infrastructure and transaction processing systems are in place.  If we are unable to negotiate suitable terms with service providers to develop and maintain our website and software and to attract customers to our website, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop our website, network infrastructure, and transaction processing systems; complete our trading platform and secure third parties to create the website, services and software to be offered on our website.  We are seeking equity financing to provide for the capital required to implement our operations.  We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

Our future capital requirements and the adequacy of available funds will depend on numerous factors, including the successful commercialization of our products, competing technological and market developments, and the development of strategic alliances for the development and marketing of our products.  Our company intends to try to obtain additional funds through equity or debt financing, strategic alliances with corporate partners and others, or through other sources. On October 6, 2009 and October 20, 2009, Rasel Ltd., a shareholder of our company, loaned $25,000 and $50,000, respectively, to our company.  We expect to use the proceeds to fund our short-term and long-term capital requirements including paying administrative expenses associated with maintaining our public company’s filings for the next 12 months.  If we raise less than $200,000 in this offering, we will not be able to fully implement our business plan.  Specifically, we will not be able to acquire certain equipment to operate our planned operations at an optimal level.  In addition, we will need to limit our marketing efforts, which will limit our ability to generate revenues, if any.  Further, in order to implement our business plan on a minimal basis for 12 months, we expect that we will need to raise at minimum $40,000 from this offering.  In the event Forex's plans change or its assumptions change or prove to be inaccurate or the funds available prove to be insufficient to fund operations at the planned level (due to further unanticipated expenses, delays, problems or otherwise), Forex could be required to obtain additional funds earlier than expected.  Forex does not have any committed sources of additional financing, and there can be no assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, we may be required to further delay, scale-back, or eliminate certain aspects of our operations or attempt to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates, products, or potential markets. If adequate funds are not available, Forex's business, financial condition, and results of operations will be materially and adversely affected.

Until required for operations, Forex's policy will be to invest its cash reserves in bank deposits.  Forex expects that its operating results will fluctuate significantly from quarter to quarter in the future and will depend on a number of factors, most of which are outside Forex's control.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 21, 2009 with respect to the beneficial ownership of the Company's outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 80,000,000 shares of common stock outstanding as of October 21, 2009.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)		Percentage of Common Stock (1)
Moshe J. Schnapp (2)	0		--
Medirad, Inc.	40,000,000	(3)	50.0%
Rasel Ltd	40,000,000	(3)	50.0%
All officers and directors as a group (1 person)	0		--

* less than 1%,

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

(3) Sean Schnapp, the sole executive officer and director of Medirad, Inc., has voting and dispositive control over the shares held by Medirad, Inc.  Sean Schnapp is the son of Moshe Schnapp, our sole executive officer and director.

(4) Tom Schnapp, the sole executive officer and director of Rasel Ltd, has voting and dispositive control over the shares held by Rasel Ltd.  Tom Schnapp is the son of Moshe Schnapp, our sole executive officer and director.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Moshe J. Schnapp 1618 N. Fairfax Avenue, Los Angeles, CA 90046	47	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office.  Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office.  The board of directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director

Moshe J. Schnapp—President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director.

Mr. Schnapp has served as our sole executive officer and director since inception.  Moshe Schnapp served as President and Director of Yasheng Eco-Trade Corporation (f/k/a Emvelco Corp.) (OTCBB: YASH) from April 2005 to August 2006.   Mr. Schnapp has served as the President of American Realty Group since 2000.  In addition, from 1995 to 1999, Mr. Schnapp served as the CEO and a director of Genesis Development & Construction (NASDAQ:  GDCUF).  From 1990- 1995, Mr. Schnapp was the CEO and a director of Engel General Developers (NASDAQ: ENGEF).  From 1983 to 1990, Mr. Schnapp served as a manager for Stern Aberdam & Wisekopf, a CPA Firm.  Mr. Schnapp received a B.A. in Economic and Accounting in 1987 from Haifa University, a Master in Business Administration in 1994 from Tel Aviv University and a Ph.D. in Commercial and Industrial Economics from Pacific Western University.

Mr. Schnapp devotes approximately 25 hours per week to our operations and will devote additional time as required.  Mr. Schnapp is not an officer or director of any other reporting company.

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Schnapp devotes approximately 25 hours per week to Forex.  The only conflict that exists is Mr. Schnapp's devotion of time to other projects.  Mr. Schnapp's current work interests, noted above, are not competitors of our company since the purpose of these other businesses is not to offer Forex related services.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on July 22, 2009 through July 31, 2009, to our sole officer and director.  The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Name and Principle Position	Years	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensatio Earnings ($)	All Other Compensation ($)	Total ($)

Moshe J. Schnapp CEO President, Secretary, Treasurer, and sole Director	2009	0	0	0	0	0	0	0	0

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director.  We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Nevada General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Nevada law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is no market for our common stock.

As of October 21, 2009, there were two holders of record of our common stock.

We have appointed Empire Stock Transfer, Henderson, Nevada, as transfer agent for our shares of common stock.  There have been no cash dividends declared on our common stock.  Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 400,000,000 shares of common stock, par value $0.00001 per share.  Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Board of Directors.  As of July 31, 2009, there were 80,000,000 shares of common stock outstanding held by two shareholders of record.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in our company.  This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of our company.

Upon any liquidation, dissolution or winding-up of our company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 80% of our outstanding shares.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share. We have no preferred shares issued and outstanding.  However, the Board of Directors may later determine to issue our preferred stock.  If issued, the preferred stock may be created and issued in one or more series and with such designations, rights, preferences and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock.  If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stockholders would have preferential rights to receive a liquidating distribution for their shares prior to any distribution to common shareholders.

Although we have no present intent to do so, we could issue shares of preferred stock with such terms and privileges that a third party acquisition of our corp. could be difficult or impossible, thus entrenching our existing management in control of our corp. indefinitely.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors.  Our sole director, Mr. Schnapp, does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent

We have engaged Empire Stock Transfer, 2470 St. Rose Pkwy., Ste. 304, Henderson, NV 89074 as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of our company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 24, 2009, Forex International Trading Corp. sold 40,000,000 restricted shares of common stock to Meridad Inc. for $400.00 cash, and 40,000,000 restricted shares of common stock to Rasel Ltd. for $400.00 cash.  Sean Schnapp and Tom Schnapp, sons of Mr. Moshe Shcnapp, our sole executive officer and director, our the sole shareholders of Meridad Inc. and Rasel Ltd., respectively.    Forex relied on Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Meridad Inc. and Rasel Ltd.  Both Meridad Inc. and Rasel Ltd. agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

On October 6, 2009 and October 20, 2009, Rasel Ltd., a shareholder of our company, loaned $25,000 and $50,000, respectively, to our company.

Our executive, administrative and operating offices are located at Mr. Schnapp's home residence.  Mr. Schnapp provides space for our company's operations free of charge.  There is not written agreement evidencing this arrangement.

Sean Schnapp, Tom Schnapp and Moshe Shcnapp may be considered promoters of our company as that term is defined in Rule 405 under the Securities Act of 1933.   Sean Schnapp, Tom Schnapp, and Moshe Shcnapp have not received anything of value nor have they entered any arrangement to receive something of value, whether directly or indirectly, from our company.  Further, Sean Schnapp, Tom Schnapp and Moshe Shcnapp have not sold any assets to our company nor is there any arrangement whereby Sean Schnapp, Tom Schnapp or Moshe Shcnapp intend to sell assets to our company.   D uring the last five years,   Sean Schnapp, Tom Schnapp and Moshe Shcnapp have not:

•
have had a petition under the Federal bankruptcy laws or any state insolvency law filed by or against them, or had a receiver, fiscal agent or similar officer appointed by a court for their business or property or any partnership in which he was a general partner at or within the last two years, or any corporation or business association of which he was an executive officer at or within the last two years;

•	been convicted in a criminal proceeding or named subject of a pending criminal proceeding;
•
subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting their involvement in the securities industry or engaging in business in general

•
been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity in the securities industry;

•
been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

•
been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception on July 22, 2009 to July 31, 2009, included in this prospectus, have been audited by Eugene M. Egeberg, CPA, 834 South Milton Avenue, Baltimore, MD, telephone (410) 218-1711, as set forth in their report included in this prospectus.  Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Law Offices of Stephen M. Fleming PLLC, 49 Front Street, Suite 206, Rockville Centre, New York  11570,  telephone (516) 833-5034, has acted as our legal counsel.

FOREX INTERNATIONAL TRADING CORP.

Audited Financial Statements

For the Period Since Inception July 22, 2009 to the Year Ended July 31, 2009

C O N T E N T S

Eugene M Egeberg
Certified Public Accountant
834 South Milton Avenue
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED ACCOUNTING FIRM’S REPORT

To the Stockholders
Forex International Trading Corp.

We have audited the accompanying balance sheet of Forex International Trading Corp. as of July 31, 2009, and the related statements of operations and changes in stockholder’s deficit and cash flows for the period from inception July 22, 2009 to the year ended July 31, 2009.   These financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards as well as standards required by the Public Companies Accounting Oversight Board.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.    An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

There is substantial doubt and uncertainty regarding the Company’s ability to continue in existence as a Going Concern for the ensuing fiscal year.   The Company must continue to secure revenue and funding from outside sources in the next fiscal year.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forex International Trading Corp. as of July 31, 2009, and the results of its operations and its cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

/s/ Eugene M. Egeberg

Eugene M Egeberg
22 October 2009
Baltimore, Maryland

FOREX INTERNATIONAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JULY 31, 2009
AUDITED

ASSETS

July 31, 2009
Current Assets
Cash and cash equivalents (Note 1)	$800
Accounts Receivable (Note 2)	5,000

Total Current Assets	5,800

Property, Plant and Equipment
at cost, net of accumulated depreciation	-

TOTAL ASSETS	$5,800

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and Accrued Liabilities (Notes 3 and 6)	$53,125

Total Current Liabilities	53,125

TOTAL LIABILITIES	$53,125

Stockholders' Equity:
$800
Common Stock - $0.00001 par value - 400,000,000 shares authorized, 80,000,000 issued and outstanding as of 7/31/09 (Note 6)
Preferred Stock - $0.00001 par value - 20,000,000 shares authorized, none issued and	-
outstanding as of 7/31/09
Additional paid-in capital	-
Retained earnings (deficit) (Note 5)	(48,125)

TOTAL STOCKHOLDERS EQUITY	$(47,325)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,800

The accompanying notes are an integral part of these financial statements.

FOREX INTERNATIONAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF INCOME AND EXPENSES
FOR THE PERIOD SINCE INCEPTION ON JULY 22, 2009 TO THE YEAR ENDED JULY 31, 2009
AUDITED

		Cumulative through
		July 31, 2009

Revenue		$5,000

Cost of Revenue		-

Gross Profit (Loss)		5,000

Operating Expenses
Filing Fees	$125
Legal Fees	50,000
2009 Corporate Audit	2,500
Transfer Agent Fees	500
Total Operating Expenses		$53,125

Net Income (Loss) from Operations		(48,125)

Other Income (Expense), Net		-

Net Income (Loss) before Taxes		$(48,125)

Income Taxes		-

Net Income(Loss) after Taxes		$(48,125)

Weighted average number of common shares
outstanding - basic and fully diluted (Note 8)		80,000,000

Net (Loss) per share - basic and fully diluted		$0.0006016

The accompanying notes are an integral part of these financial statements.

FOREX INTERNATIONAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD SINCE INCEPTION ON JULY 22, 2009 TO THE YEAR ENDED JULY 31, 2009
AUDITED

July 31, 2009

Cash Flows From Operating Activities
Net income (loss)	$(48,125)

Adjustments to reconcile net income (loss) to
net cash (used) provided by operating activities:

Increase in Accounts Receivable	(5,000)
Increase in Accounts Payable and Accrued Expenses	53,125

Net cash (used) by operating activities	-

Cash Flows From Investing Activities
Purchase of property, plant and equipment	-

Net cash used in investing activities	-

Cash Flows From Financing Activities
Issuance of Common Stock	800
Issuance of Preferred Stock	-
Increase in Retained Earnings	-
Increase in Contributed Capital	-

Net cash used in financing activities	800

Net decrease in cash and cash equivalents	800

Cash and cash equivalents, Beginning of Period	-

Cash and cash equivalents, July 31, 2009	$800

The accompanying notes are an integral part of these financial statements.

FOREX INTERNATIONAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD SINCE INCEPTION ON JULY 22, 2009 TO THE YEAR ENDED JULY 31, 2009
AUDITED

	Common	Additional	Retained
	Stock	Paid In Capital	Earnings	Total

Balance at July 22, 2009	$-	$-	$-	$-

Stock Issued (Note 7)	800	-	-	800

Additional Paid in Capital	-	-	-	-

Retained Earnings	-	-	-	-

Net Income	-	-	(48,125)	(48,125)

Balance at July 31, 2009	$800	$-	$(48,125)	$(47,325)

The accompanying notes are an integral part of these financial statements.

FOREX INTERNATIONAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
July 31, 2009
NOTES TO FINANCIAL STATEMENTS

History and Organization of the Company
The Company was incorporated on July 22, 2009 (Date of Inception) as a development stage company under the laws of the State of Nevada as “Forex International Trading Corp.” and is licensed to engage in any lawful activity.

The Company uses the accrual basis of accounting for all transactions.

NOTE 1
Cash and Cash Equivalents
The Company maintains a cash balance in a non-interest bearing account tha currently does not exceed federally insured limits.   For purposes of financial statement presentation, the Company considers all highly liquid instruments with a maturity of three months or less to be cash.

NOTE 2
Accounts Receivable
The Company currently has $5,000 in Accounts Receivable due from one client for consulting services.   This receivable is current and less than 30 days aging; therefore, no provision for allowance for doubtful accounts will be made at the time of this audit.

NOTE 3
Accounts Payable
As of July 31, 2009, the Company currently owes three clients a total of $53,125 in payables.  This includes $2,500 for the current audit payable to Eugene M Egeberg CPA, and $50,000 to the Law Offices of Stephen Fleming for Legal Representation in connection with the filing of the S-1.

Revenue Recognition
The Company recognized revenue and gains when earned and related costs of sales and expenses when incurred.

FOREX INTERNATIONAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
July 31, 2009
NOTES TO FINANCIAL STATEMENTS

Loss per Share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128  (SFAS #128) “Earnings Per Share”.   Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  The Company had no dilutive common stock equivalents, such as stock options or warrants as of July 31, 2009.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and  pertinent information available to management as of July 31, 2009.   The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.   These financial instruments include cash and accounts payable.  Fair values are assumed to approximate carrying values for cash and payables because they are short-term in nature and their carrying amounts approximated fair values or they are payable on demand.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”.  The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

FOREX INTERNATIONAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
July 31, 2009
NOTES TO FINANCIAL STATEMENTS

Recent pronouncements
In May 2008, FAS No. 163, “Accounting for Financial Guarantee Insurance Contracts”, and SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”, were issued.

In March 2008, FAS No. 161, “Disclosures About Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133 was issued.

Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations and has adopted the disclosure only alternative of SFAS No. 123, “Accounting for Stock-Based Compensation”.  Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Year End
The Company has elected to operate on a Fiscal Accounting Year and Fiscal Tax Year ending on July 31st.

NOTE 4
Going Concern
The accompanying financial statements have been prepared assuming the Company will continue as a going concern.   The future of the Company is dependent upon its ability to generate revenues and upon future profitable operations from the development of its new business opportunities.   The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary in the event the Company cannot continue in existence.   (See Subsequent Events)

FOREX INTERNATIONAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
July 31, 2009
NOTES TO FINANCIAL STATEMENTS

NOTE 5
Income taxes
Deferred income tax assets and liabilities are computed annually for the differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

As of July 31, 2009, there was no Income Tax Expense.

The provisions for income taxes differs from the amount computed by applying the statutory federal income tax rate to Income before provision for income taxes. The source and tax effects of the differences are as follows:

U.S. federal statutory rate	34.00%

Valuation reserve	34.00%

Total	0.00%

As of July 31, 2009, the Company has a net operating loss carryforward of approximately $48,125 for tax purposes, which will be available to offset future taxable income.  This carryforward will expire in various years through 2014.

The Company accounts for the income taxes under SFAS No. 109, “Accounting for Income Taxes”, which requires the use of the liability method.   SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.   Deferred tax assets and liabilities at the end of each period are determined using the current enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

FOREX INTERNATIONAL TRADING CORP.
(A DEVELOPMENT STAGE COMPANY)
July 31, 2009
NOTES TO FINANCIAL STATEMENTS

NOTE 6
Subsequent Events
On October 6, 2009 the Company signed a Note Payable for $25,000 payable to RASEL, LTD (a Company Shareholder) due on October 6, 2010 at 4% annum.   The proceeds were used to pay for half of an existing Accounts Payable to Stephen Fleming for legal fees incurred at the Company’s inception.

On October 20, 2009 the Company signed a Note Payable for $50,000 payable to RASEL, LTD (a Company Shareholder) due on October 20, 2010 at 4% annum.   These proceeds were used to pay for startup costs, audit fees and future expenses not yet incurred.

NOTE 7
Stockholders’ Equity
The Company was authorized to issue 400,000,000 shares of its $0.00001 par value common stock and 20,000,000 shares of its $0.00001 par value preferred stock as of July 31, 2009.

On July 22, 2009 the Company issued 40,000,000 shares of its $0.00001 par value common stock to Meridad Inc. and 40,000,000 shares of its $0.00001 par value common stock to Rasel Ltd.   Shares were issued at par with no Additional Paid In Capital for a total of $800.

NOTE 8
Earnings Per Share
The Company issued 80,000,000 shares of common stock at the Company’s inception on July 22, 2009.   Since there was no change in the number of shares outstanding, the weighted average number of shares remains 80,000,000 through July 31, 2009.

Dealer Prospectus Delivery Option

Until __________, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect the their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.                       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	$1,500
Audit/Administrative Fees and Expenses	$3,500
Blue Sky Fees/Expenses	$1000
Legal Fees/Expenses	$50,000
Transfer Agent Fees	$900
TOTAL	$32,000

ITEM 26.                       RECENT SALES OF UNREGISTERED SECURITIES.

On July 24, 2009, Forex International Trading Corp. sold 40,000,000 restricted shares of common stock to Meridad Inc. for $400.00 cash, and 40,000,000 restricted shares of common stock to Rasel Ltd. for services valued at $400.00.  Forex International Trading Corp relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Meridad Inc. and Rasel Ltd.  Both Meridad Inc and Rasel Ltd. agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

II-1

ITEM 27.                       EXHIBITS.

Exhibit No.	Description

3.1	Certificate of Incorporation of Forex International Trading Corp. (1)
3.2	Bylaws of Forex International Trading Corp. (1)
4.1	Promissory Note issued to Rasel Ltd. Dated October 6, 2009
4.2	Promissory Note issued to Rasel Ltd. Dated October 20, 2009
5.1	Opinion of Law Offices of Stephen M. Fleming. (1)
23.1	Consent of Eugene, Egeberg, CPA.
23.2	Consent of Law Offices of Stephen M. Fleming PLLC (see Exhibit 5.1). (1)
99.1	Form of subscription agreement for Common Stock. (1)

(1) Incorporated by reference to the Form S-1 Registration Statement filed with the SEC on September 9, 2009.

ITEM 28.                      UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on  October 30, 2009.
FOREX INTERNATIONAL TRADING CORP.

By:	/s/ Moshe J. Schnapp
Moshe J. Schnapp
CEO, President, CFO, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated on  October 30,, 2009:

Signature	Title
/s/ Moshe J. Schnapp	CEO, President, CFO, Secretary, Treasurer, and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Moshe J. Schnapp

II-3